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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   February 20, 2003


                         Shelbourne Properties III, Inc.
                         -------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)


       0-16343                                           04-3502381
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(Commission File Number)                    (I.R.S. Employer Identification No.)


7 Bulfinch Place, Suite 500, Boston, Massachusetts                      02114
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(Address of Principal Executive Offices)                              (Zip Code)


                                 (617) 570-4600
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


               --------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events

     On February 20, 2003, direct and indirect subsidiaries (the "Borrowers") of each of Shelbourne Properties III, Inc. (the "Company"), Shelbourne Properties I, Inc. and Shelbourne Properties II, Inc., each a Delaware corporation (collectively, the "REITs"), entered into a Loan Agreement with Fleet National Bank, as agent for itself and other lenders (the "Lender") pursuant to which the Borrowers obtained a $55,000,000 loan (the "Loan"). The REITS believed that by entering into a single loan transaction instead of three separate loan transactions they were able to obtain a larger loan at a more favorable interest rate. The Loan bears interest at the election of the Borrowers at a rate of either LIBOR plus 275 basis points or Fleet National Bank's prime rate (but not less than 5%) plus 100 basis points. At present the Borrowers have elected that the Loan bear interest at LIBOR plus 275 basis points. The Loan matures on February 19, 2006, subject to two one year extensions. The Loan is prepayable in whole or in part at anytime without penalty or premium.

     The Borrowers are jointly and severally liable for the repayment of the amounts due under the Loan and the operating partnership and the Company (as well as the operating partnerships of the other REITs and the other REITs) have guaranteed the repayment of the Loan. The proceeds of the Loan were used to satisfy the existing credit facility from Bayerische Hypo- Und Vereinsbank AG, New York Branch (the "Old Loan") that had a balance due of $37,417,248.86. The Old Loan was satisfied by delivery of $27,417,248.86 in cash and a $10,000,000 note from 568 Broadway Joint Venture (the "568 Note"), a joint venture of the REITs, which note was then acquired by Manufacturers Traders and Trust Company. In connection with the assignment of the 568 Note, the purchase agreement with respect to the property held by 568 Broadway Joint Venture (the "568 Property") was amended to provide that the buyer would acquire the property subject to the Broadway Note and would receive a credit of $10,000,000 at closing. After satisfying the Old Loan, establishing a capital improvements reserve of $5,000,000 in the aggregate ($1,000,000 of which is allocable to the Company), a $10,000,000 reserve ($2,215,000 of which is allocable to the Company) to be released upon the earlier of the sale of the 568 Property or the satisfaction of the 568 Note and costs associated with consummating the Loan, the net proceeds received by the REITs was approximately $11,000,000, which proceeds have been added to cash reserves and will be used for general purposes or for distribution.

     The Loan is secured by mortgages on certain real properties owned directly and indirectly by the operating partnerships. The Company's properties located in Las Vegas, Nevada, Westerville, Ohio, and Grove City, Ohio (the "Collateral Properties") secure the Loan. Pursuant to the Loan, the Collateral Properties may be sold if, among other things, the purchase price provides net proceeds which are in an amount equal to a minimum release price for such property, which amount would be applied as a prepayment of the Loan. The Company's other properties may be sold at any time and, so long as there is no event of default, none of the net proceeds of the sales of such other properties is required to be applied towards the Loan. As a result of entering into the Loan, the Company will be able to distribute the proceeds of the pending sale of its 568 Broadway

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property whereas under the Old Loan, approximately one-half of such proceeds would have been required to satisfy the Old Loan.

     Under the Loan, the REITs are required to maintain a certain debt yield maintenance ratio and have certain restrictions with respect to engaging in certain equity financings, business combinations and other transactions that may result in a "change of control" (as defined under the Loan documents), incurring additional indebtedness, acquiring additional properties, selling properties and making certain distributions. In addition, the occurrence of certain events over which the REITs may have no control and which constitute a "change of control" will cause a default under the Loan.

     Since the Borrowers are jointly and severally liable for the repayment of the entire principal, interest and other amounts due under the Loan, the Borrowers, the REITs and their operating partnerships have entered into Indemnity, Contribution and Subrogation Agreements, the purpose and intent of which was to place the operating partnerships of the REITs in the same position (as among each other) as each would have been had the lender made three separate, smaller loans, one to each of the operating partnership; each of which loans would have been in a smaller amount than the Loan, would have been the obligation/liability only of the operating partnership to which it was made and would have been secured only by such operating partnership's assets.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits

     10.1 Loan Agreement, dated as of February 19, 2003, among Shelbourne Properties I L.P., Shelbourne Properties II L.P., Shelbourne Properties III L.P., Shelbourne Richmond Company LLC, Shelbourne Matthews Company LLC, Shelbourne Las Vegas Company LLC, Century Park I Joint Venture, Seattle Landmark Joint Venture, Tri-Columbus Associates and Fleet National Bank and the other lending institutions which may become party thereto and Fleet National Bank, as agent (incorporated by reference to Exhibit
               10.1 to the Form 8-K filed by Shelbourne Properties I, Inc. on February 24, 2003)

     10.2 Form of Guaranty, dated as of February 19, 2003, from Shelbourne Properties III, Inc. and Shelbourne Properties III L.P. (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by Shelbourne Properties I, Inc. on February 24, 2003)

     10.3 Form of Indemnity, Contribution and Subrogation Agreement, dated as of February 19, 2003, among the REITs and the operating partnerships (incorporated by reference to Exhibit 10.3 to the Form 8-K filed by Shelbourne Properties I, Inc. on February 24,
               2003)

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     10.4      Form of Deed of Trust, Assignment of Leases and Rents, Security
               Agreement and Fixture Filing with respect to the Collateral Properties dated as of February 19, 2003 in favor of Fleet National Bank (incorporated by reference to Exhibit 10.4 to the Form 8-K filed by Shelbourne Properties I, Inc. on February 24,
               2003)

     10.5 Cash Management Agreement, dated February 19, 2003, among Shelbourne Properties I L.P., Shelbourne Properties II L.P., Shelbourne Properties III L.P., Fleet National Bank, as agent for itself and the Lenders, and various subsidiaries of the Shelbourne OP's listed on Exhibit A thereto (incorporated by reference to Exhibit 10.5 to the Form 8-K filed by Shelbourne Properties I, Inc. on February 24, 2003).

     99.1 Press Release dated February 20, 2003 (incorporated by reference to Exhibit 99.1 to the Form 8-K filed by Shelbourne Properties I, Inc. on February 24, 2003)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 20th day of February, 2003.



                                  Shelbourne Properties III, Inc.


                                  By: /s/ Peter Braverman
                                      -------------------
                                          Peter Braverman
                                          Executive Vice President


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                                  EXHIBIT INDEX


No.        Exhibit                                                      Page
---                                                                     ----

10.1       Loan Agreement, dated as of February 19, 2003,                (1)
           among Shelbourne Properties I L.P., Shelbourne
           Properties II L.P., Shelbourne Properties III L.P.,
           Shelbourne Richmond Company LLC, Shelbourne
           Matthews Company LLC, Shelbourne Las Vegas
           Company LLC, Century Park I Joint Venture,
           Seattle Landmark Joint Venture, Tri-Columbus
           Associates and Fleet National Bank and the other lending institutions which may become party thereto and Fleet National Bank, as agent

10.2       Form of Guaranty, dated as of February 19, 2003,              (1)
           from Shelbourne Properties III, Inc. and Shelbourne
           Properties III L.P.

10.3       Form of Indemnity, Contribution and Subrogation               (1)
           Agreement, dated as of February 19, 2003, among the REITs and the operating partnerships

10.4       Form of Deed of Trust, Assignment of Leases                   (1)
           and Rents, Security Agreement and Fixture Filing with respect to the Collateral Properties dated as of February 19, 2003 in favor of Fleet National Bank

10.5       Cash Management Agreement, dated February                     (1)
           19, 2003, among Shelbourne Properties I L.P.,
           Shelbourne Properties II L.P., Shelbourne Properties
           III L.P., Fleet National Bank, as agent for itself and the Lenders, and various subsidiaries of the Shelbourne
           OP's listed on Exhibit A thereto.

99.1       Press Release dated February 20, 2003.                        (1)


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(1) Incorporated by reference to Exhibit of like number to the Form 8-K filed by
Shelbourne Properties I, Inc. on February 24, 2003.